Exhibit 99.1

New Relic Announces Second Quarter of Fiscal Year 2017 Results
Revenue increased 48% year-over-year to $63.4 million in the second quarter
>1,200 bps of GAAP operating margin expansion year-over-year
San Francisco – November 7, 2016 – Digital Intelligence leader New Relic, Inc. (NYSE: NEWR) today announced financial results for the second fiscal quarter ended September 30, 2016.
“New Relic is rapidly becoming the global enterprise standard for a new category of software we call Digital Intelligence. At the end of our second fiscal quarter, our base of customers spending more than one million dollars per year grew by over 100% year-over-year, and has increased more than tenfold since our IPO. And the number of New Relic customers spending more than $100,000 annually has grown almost threefold since our IPO," said Lew Cirne, founder and CEO, New Relic. “Next week at our annual FutureStack customer event, we will deliver our next major product offering, New Relic Infrastructure, which we believe will further accelerate our strategic position in the enterprise, and meaningfully expand our total addressable market.”
“We are pleased to deliver revenue and operating leverage improvement that exceeded our guidance for the second quarter,” said Mark Sachleben, CFO, New Relic. “At the same time GAAP and Non-GAAP gross margins reached record levels of 81% and 83%, respectively, and we generated positive cash from operations for the fourth consecutive quarter. As we look ahead, we believe New Relic is well positioned to continue generating rapid growth and delivering bottom line improvement as our subscription-based business model scales.”
Second Quarter 2017 Financial Highlights:

•	Revenue of $63.4 million, up 48% compared to the second quarter of fiscal 2016 and 8% from the first quarter of fiscal 2017.

•
GAAP loss from operations was $14.3 million for the second quarter of fiscal 2017, compared to $15.0 million for the second quarter of fiscal 2016. Non-GAAP loss from operations was $4.9 million for the second quarter of fiscal 2017, compared to $8.4 million for the second quarter of fiscal 2016.

•
GAAP net loss per share was $0.28 for the second quarter of fiscal 2017 based on 51.3 million weighted-average shares outstanding, compared to $0.31 for the second quarter of fiscal 2016 based on 48.2 million weighted-average shares outstanding. Non-GAAP net loss per share was $0.09 for the second quarter of fiscal 2017, compared to $0.17 for the second quarter of fiscal 2016.

•	Cash, cash equivalents and short-term investments were $197.3 million at the end of the second quarter of fiscal 2017, compared to $196.1 million at the end of the first quarter of fiscal 2017.
Customer Highlights:

•	Paid Business Accounts as of September 30, 2016 of 14,538.

•	Dollar-Based Net Expansion Rate for the second quarter of fiscal 2017 of 116%.

•
New or expanded customers in the second quarter of fiscal 2017 included: Absa, B2W Companhia Digital, BabyCenter, Canadian Agriculture Lender, CARFAX, Casper Sleep, Cisco Systems, Credit Sense Australia, Domino’s Pizza Enterprises Ltd, GIPHY, Hearst, HubSpot, Hyatt Corporation, Interactive Intelligence Group, Ola Cabs, MEC (Mountain Equipment Co-op), News Corp, Nissan Motor Co., Ocado Group PLC, PennymacUSA, ReachLocal, Stitch Fix, Swiss Federal Railway (SBB), VF Corp., Vistaprint and Wix.com.

Second Quarter & Recent Business Highlights:

•
Launched new cloud pricing option [https://ir.newrelic.com/press-releases/Press-Release-Details/2016/New-Relic-Announces-New-Cloud-Pricing-Option-to-Help-Customers-Expand-and-Standardize-Monitoring-Across-Their-Environments/] to help customers expand and standardize their monitoring coverage across their applications running on cloud infrastructure.

•
Unveiled New Relic Infrastructure [https://ir.newrelic.com/press-releases/Press-Release-Details/2016/New-Relic-Unveils-New-Infrastructure-Offering-Uniting-Application-and-Infrastructure-Management-for-Modern-IT-Operations-Teams/], a new monitoring solution designed to provide deep, real-time visibility into a company's dynamic cloud and hybrid infrastructure and integrate seamlessly with New Relic's application performance solutions.

Exhibit 99.1

•
Named [https://ir.newrelic.com/press-releases/Press-Release-Details/2016/New-Relic-Climbs-into-Top-Four-of-Gartners-Application-Performance-Monitoring-Market-Share-Analysis/] as the fourth largest application performance monitoring (APM) vendor by revenue according to Gartner's “Market Share Analysis: Performance Monitoring, Worldwide, 2015,” increasing four spots from the prior year.

Outlook:
New Relic is initiating its outlook for its third quarter of fiscal 2017, as well as updating its outlook for the full fiscal year 2017. New Relic has not reconciled its expectations as to non-GAAP loss from operations or non-GAAP net loss per share to their most directly comparable GAAP measure because certain items, namely stock-based compensation, lawsuit litigation expenses and employer payroll taxes on equity incentive plans, are out of New Relic's control or cannot be reasonably predicted. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to New Relic's results computed in accordance with GAAP.

•	Third Quarter Fiscal 2017 Outlook:

•	Revenue between $65.5 million and $66.5 million, representing year-over-year growth of between 37% and 39%.

•	Non-GAAP loss from operations of between $7.2 million and $8.2 million.

•	Non-GAAP net loss per share of between $0.14 and $0.16. This assumes 52.4 million weighted average common shares outstanding.

•	Full Year Fiscal 2017 Outlook:

•	Revenue between $255.0 million and $258.0 million, representing year-over-year growth of between 41% and 42%.

•	Non-GAAP loss from operations of between $30.5 million and $32.5 million.

•	Non-GAAP net loss per share of between $0.58 and $0.62. This assumes 52.2 million non-GAAP weighted average common shares outstanding.
Conference Call Details:

•	What: New Relic financial results for the second quarter fiscal 2017 and outlook for the third quarter of fiscal 2017 and the full year of fiscal 2017

•	When: November 7, 2016 at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time)

•
Dial in: To access the call in the U.S., please dial (866) 393-4306, and for international callers, please dial (734) 385-2616. Callers may provide confirmation number 96289804 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•	Webcast: http://ir.newrelic.com (live and replay)

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Replay: Following the completion of the call through 11:59 PM Eastern Time on November 14, 2016, a telephone replay will be available by dialing (855) 859-2056 from the United States or (404) 537-3406 internationally with conference ID 96289804.

About New Relic
New Relic is a leading digital intelligence company, delivering full-stack visibility and analytics with more than 14,000 paid business accounts. The New Relic Digital Intelligence Platform provides actionable insights to drive digital business results. Companies of all sizes trust New Relic to monitor application and infrastructure performance so they can quickly resolve issues, and improve digital customer experiences. Learn more at newrelic.com.
Forward-Looking Statements
This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding New Relic's future financial performance, including its outlook on financial results for the third quarter of fiscal 2017 and for the full year of fiscal 2017, such as revenue, non-GAAP operating loss, non-GAAP net loss per share, non-GAAP operating income, cash from operations, free cash flow, and capital expenditures, New Relic's ability and timing to achieve Non-GAAP operating income break-even and positive free cash flow, market trends and opportunity, potential seasonality, New Relic's customer adoption, momentum, competitive advantages, and value proposition to its customers, the increase in mainstream and larger customers and transaction sizes as well as opportunity for further sales to existing customers, the timing of the general availability release of the New Relic Infrastructure offering, product offerings and pricing plans related thereto, demand therefor, and the timing of potential new revenue and additional benefits therefrom, the timing and matters covered at New Relic's Investor Day, the potential use and benefits from machine learning, New Relic's pipeline as well as any revenue benefits therefrom, resource dedication with respect to international opportunities, the effect of New Relic Essentials and cloud pricing, and changes to New Relic's deferred revenue and overall invoice duration. These forward-looking statements are based on New Relic's current assumptions,

Exhibit 99.1

expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause New Relic's actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.
The risks and uncertainties referred to above include, but are not limited to, New Relic's ability to generate sufficient revenue to achieve and sustain profitability, particularly in light of its significant ongoing expenses; New Relic's short operating history in an evolving industry; New Relic's ability to manage its significant recent growth; fluctuation of New Relic's quarterly results; the development of the overall market for SaaS business software; the dependence of New Relic's business on its customers purchasing additional subscriptions and products from it and renewing their subscriptions; New Relic's ability to develop enhancements to its products, increase adoption and usage of its products and introduce new products that achieve market acceptance; New Relic's ability to persuade New Relic's customers to expand their use of New Relic's products to additional use cases; New Relic's ability to determine optimal prices for its products; New Relic's ability to expand its marketing and sales capabilities and increase sales of its solutions to large enterprises while mitigating the risks associated with serving such customers; privacy concerns, which could result in additional cost and liability to New Relic or inhibit sales; changes in privacy laws, regulations and standards; New Relic's ability to effectively compete in the intensely competitive market for application performance monitoring solutions and respond effectively to rapidly changing technology, evolving industry standards and changing customer needs, requirements or preferences; New Relic's dependence on lead generation strategies to drive sales and revenue; interruptions or performance problems associated with New Relic's technology and infrastructure; defects or disruptions in New Relic's products; the expense and complexity of New Relic's ongoing and planned investments in data center hosting facilities; risks associated with international operations; New Relic's ability to protect its intellectual property rights; and other “Risk Factors” set forth in New Relic's most recent filings with the Securities and Exchange Commission (the “SEC”).
Further information on these and other factors that could affect New Relic's financial results and the forward-looking statements in this press release is included in the filings New Relic makes with the SEC from time to time, particularly under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations,” including New Relic's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2016. Copies of these documents may be obtained by visiting New Relic's Investor Relations website at http://ir.newrelic.com or the SEC's website at www.sec.gov.
New Relic assumes no obligation and does not intend to update these forward-looking statements, except as required by law.
Non-GAAP Financial Measures
New Relic discloses the following non-GAAP financial measures in this release and the earnings call referencing this press release: non-GAAP loss from operations, non-GAAP net loss, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating margin, non-GAAP sales and marketing, non-GAAP research and development, non-GAAP general and administrative, non-GAAP net loss per share and free cash flow. New Relic uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate New Relic's financial performance. New Relic believes they are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. New Relic's non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on New Relic's reported financial results.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.
New Relic defines non-GAAP gross profit, non-GAAP sales and marketing, non-GAAP research and development, non-GAAP general and administrative, non-GAAP operating loss and non-GAAP net loss as the respective GAAP balances, adjusted for: (1) stock-based compensation expense, (2) amortization of stock-based compensation capitalized in software development costs, (3) the amortization of purchased intangibles, (4) the transaction costs related to acquisition, (5) lawsuit litigation expense, and (6) employer payroll tax expense on equity incentive plans, as applicable. Non-GAAP net loss per share is

Exhibit 99.1

calculated as non-GAAP net loss divided by weighted average shares used to compute net loss per share attributable to common stockholders. New Relic defines free cash flow as GAAP cash from operations, minus capital expenditures, minus capitalized software.
Management believes these non-GAAP financial measures are useful to investors and others in assessing New Relic's operating performance due to the following factors:
Stock-based compensation and amortization of stock-based compensation capitalized in software development costs. New Relic utilizes share-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, share-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.
Amortization of purchased intangibles and transaction costs related to acquisition. New Relic views amortization of purchased intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period. Similarly, New Relic views acquisition related expenses as events that are not necessarily reflective of operational performance during a period.
Lawsuit litigation expense. New Relic may from time to time incur charges or benefits that are outside of the ordinary course of New Relic’s business related to litigation. New Relic believes it is useful to exclude such charges or benefits because it does not consider such amounts to be part of the ongoing operation of New Relic's business and because of the singular nature of the claims underlying the matter.
Employer payroll tax expense on equity incentive plans. New Relic excludes employer payroll tax expense on equity incentive plans as these expenses are tied to the exercise or vesting of underlying equity awards and the price of New Relic's common stock at the time of vesting or exercise. As a result, these taxes may vary in any particular period independent of the financial and operating performance of New Relic's business.
Additionally, New Relic's management believes that the non-GAAP financial measure free cash flow is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures and the capitalization of software development costs due to the fact that these expenditures are considered to be a necessary component of ongoing operations.
Operating Metrics
New Relic's dollar-based net expansion rate compares its recurring subscription revenue from customers from one period to the next. It is increased when customers increase their use of New Relic's products, use additional products, or upgrade to a higher subscription tier. New Relic's dollar-based net expansion rate is reduced when customers decrease their use of New Relic's products, use fewer products, or downgrade to a lower subscription tier.
New Relic's monthly recurring revenue represents the revenue that New Relic would contractually expect to receive from those customers over the following month, without any increase or reduction in any of their subscriptions.
New Relic is a registered trademark of New Relic, Inc.
All product and company names herein may be trademarks of their registered owners.
Investor Contact
Jonathan Parker
New Relic, Inc.
503-336-9280
IR@newrelic.com
Media Contact
Andrew Schmitt
New Relic, Inc.
415-869-7109
aschmitt@newrelic.com

Exhibit 99.1

Condensed Consolidated Statements of Operations
(In thousands, except per share data; unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2016	2015	2016	2015
Revenue	$63,440	$42,928	$122,047	$81,073
Cost of revenue	11,778	8,952	23,433	16,818
Gross profit	51,662	33,976	98,614	64,255
Operating expenses:
Research and development	14,741	10,616	30,710	19,370
Sales and marketing	40,382	29,365	79,168	58,048
General and administrative	10,833	8,960	21,069	16,944
Total operating expenses	65,956	48,941	130,947	94,362
Loss from operations	(14,294)	(14,965)	(32,333)	(30,107)
Other income (expense):
Interest income	250	149	471	290
Interest expense	(21)	(13)	(42)	(27)
Other expense, net	(126)	(31)	(237)	(33)
Loss before income taxes	(14,191)	(14,860)	(32,141)	(29,877)
Income tax provision (benefit)	(61)	(41)	60	61
Net loss	$(14,130)	$(14,819)	$(32,201)	$(29,938)
Net loss per share, basic and diluted	$(0.28)	$(0.31)	$(0.63)	$(0.63)
Weighted-average shares used to compute net loss per share, basic and diluted	51,328	48,150	50,779	47,523

Exhibit 99.1

Condensed Consolidated Balance Sheets
(In thousands, except par value; unaudited)

	September 30, 2016	March 31, 2016
Assets
Current assets:
Cash and cash equivalents	$93,945	$65,914
Short-term investments	103,379	125,414
Accounts receivable, net of allowance for doubtful accounts of $565 and $664, respectively	27,022	32,514
Prepaid expenses and other current assets	9,759	6,109
Total current assets	234,105	229,951
Property and equipment, net	47,210	40,147
Restricted cash	8,115	8,115
Goodwill	11,828	11,828
Intangible assets, net	3,161	3,661
Other assets	1,208	742
Total assets	$305,627	$294,444
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$10,120	$4,450
Accrued compensation and benefits	11,234	11,631
Other current liabilities	4,978	4,725
Deferred revenue	79,470	72,397
Total current liabilities	105,802	93,203
Deferred rent, non-current	8,789	4,658
Deferred revenue, non-current	908	2,326
Other liabilities, non-current	653	1,024
Total liabilities	116,152	101,211
Stockholders’ equity:
Common stock, $0.001 par value	52	50
Treasury stock - at cost (260 shares)	(263)	(263)
Additional paid-in capital	420,953	392,511
Accumulated other comprehensive income	21	22
Accumulated deficit	(231,288)	(199,087)
Total stockholders’ equity	189,475	193,233
Total liabilities and stockholders’ equity	$305,627	$294,444

Exhibit 99.1

Condensed Consolidated Statements of Cash Flows
(In thousands; unaudited)

	Six Months Ended September 30,
	2016	2015
Cash flows from operating activities:
Net loss:	$(32,201)	$(29,938)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	8,533	7,017
Stock-based compensation expense	15,601	10,247
Other	508	700
Changes in operating assets and liabilities:
Accounts receivable	5,492	(7,166)
Prepaid expenses and other assets	(2,758)	(3,809)
Accounts payable	757	133
Accrued compensation and benefits and other liabilities	(743)	2,454
Deferred revenue	5,654	16,076
Deferred rent	2,994	157
Net cash provided by (used in) operating activities	3,837	(4,129)
Cash flows from investing activities:
Purchases of property and equipment	(8,490)	(6,608)
Increase in restricted cash	—	(3,400)
Purchases of short-term investments	(65,404)	(53,422)
Proceeds from sale and maturity of short-term investments	87,415	28,350
Capitalized software development costs	(1,733)	(4,096)
Net cash provided by (used in) investing activities	11,788	(39,176)
Cash flows from financing activities:
Proceeds from employee stock purchase plan	2,504	—
Proceeds from exercise of employee stock options	9,902	6,844
Net cash provided by financing activities	12,406	6,844
Net increase (decrease) in cash and cash equivalents	28,031	(36,461)
Cash and cash equivalents, beginning of period	65,914	105,257
Cash and cash equivalents, end of period	$93,945	$68,796

Exhibit 99.1

Reconciliation from GAAP to Non-GAAP Results
(In thousands, except per share data; unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2016	2015	2016	2015
Reconciliation of gross profit and gross margin:
GAAP gross profit	$51,662	$33,976	$98,614	$64,255
Plus: Stock-based compensation	513	309	894	560
Plus: Amortization of purchased intangibles	200	200	400	400
Plus: Amortization of stock-based compensation capitalized in software development costs	169	121	334	221
Plus: Employer payroll tax on employee equity incentive plans	30	3	52	3
Non-GAAP gross profit	$52,574	$34,609	$100,294	$65,439
GAAP gross margin	81%	79%	81%	79%
Non-GAAP adjustments	2%	2%	1%	2%
Non-GAAP gross margin	83%	81%	82%	81%
Reconciliation of operating expenses:
GAAP research and development	$14,741	$10,616	$30,710	$19,370
Less: Stock-based compensation	(2,522)	(1,501)	(5,063)	(2,539)
Less: Employer payroll tax on employee equity incentive plans	(88)	(68)	(216)	(68)
Non-GAAP research and development	$12,131	$9,047	$25,431	$16,763
GAAP sales and marketing	$40,382	$29,365	$79,168	$58,048
Less: Stock-based compensation	(3,409)	(2,070)	(6,171)	(4,046)
Less: Amortization of purchased intangibles	(14)	(12)	(25)	(25)
Less: Employer payroll tax on employee equity incentive plans	(148)	(331)	(277)	(331)
Non-GAAP sales and marketing	$36,811	$26,952	$72,695	$53,646
GAAP general and administrative	$10,833	$8,960	$21,069	$16,944
Less: Stock-based compensation	(1,819)	(1,708)	(3,473)	(3,102)
Less: Lawsuit litigation	(2)	(10)	(4)	(27)
Less: Amortization of purchased intangibles	(41)	(34)	(75)	(74)
Less: Transaction costs related to acquisition	—	(104)	—	(104)
Less: Employer payroll tax on employee equity incentive plans	(395)	(78)	(605)	(78)
Non-GAAP general and administrative	$8,576	$7,026	$16,912	$13,559
Reconciliation of loss from operations and operating margin:
GAAP loss from operations	$(14,294)	$(14,965)	$(32,333)	$(30,107)
Plus: Stock-based compensation	8,263	5,588	15,601	10,247
Plus: Lawsuit litigation	2	10	4	27
Plus: Amortization of purchased intangibles	255	246	500	499
Plus: Transaction costs related to acquisition	—	104	—	104
Plus: Amortization of stock-based compensation capitalized in software development costs	169	121	334	221
Plus: Employer payroll tax on employee equity incentive plans	661	480	1,150	480
Non-GAAP loss from operations	$(4,944)	$(8,416)	$(14,744)	$(18,529)
GAAP operating margin	(23%)	(35%)	(26%)	(37%)
Non-GAAP adjustments	15%	15%	14%	14%
Non-GAAP operating margin	(8%)	(20%)	(12%)	(23%)
Reconciliation of net loss:
GAAP net loss	$(14,130)	$(14,819)	$(32,201)	$(29,938)
Plus: Stock-based compensation	8,263	5,588	15,601	10,247
Plus: Lawsuit litigation	2	10	4	27
Plus: Amortization of purchased intangibles	255	246	500	499
Plus: Transaction costs related to acquisition	—	104	—	104
Plus: Amortization of stock-based compensation capitalized in software development costs	169	121	334	221
Plus: Employer payroll tax on employee equity incentive plans	661	480	1,150	480
Non-GAAP net loss	$(4,780)	$(8,270)	$(14,612)	$(18,360)
Reconciliation of net loss per share, basic and diluted:
GAAP net loss per share, basic and diluted	$(0.28)	$(0.31)	$(0.63)	$(0.63)
Non-GAAP adjustments to net loss	0.19	0.14	0.34	0.24
Non-GAAP net loss per share, basic and diluted	$(0.09)	$(0.17)	$(0.29)	$(0.39)

Exhibit 99.1

Reconciliation of GAAP Cash Flows from Operating Activities to Free Cash Flows
(In thousands; unaudited)

	Six Months Ended September 30,
	2016	2015
Net cash provided by (used in) operating activities	$3,837	$(4,129)
Capital expenditures	(8,490)	(6,608)
Capitalized software development costs	(1,733)	(4,096)
Free cash flows (Non-GAAP)	$(6,386)	$(14,833)